EXHIBIT 1.A.(11)
[Prudential Logo]

---------------------------------------    FOR INSURANCE SERVICE, CONTACT YOUR
                    POLICY NUMBER          REPRESENTATIVE OR THIS OFFICE

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                                           ------------------------------------

                           N0TICE OF WITHDRAWAL RIGHT

In order to comply with the laws administered by the Securities and Exchange Commission, we are sending you this notice. Please read it carefully and keep it with your records.

You have recently purchased a variable life insurance contract from Pruco Life. The benefits of this contract depend on the investment experience of the money market, bond, and common stock subaccounts of Pruco Life's variable insurance account. These subaccounts are described in the Prospectus that was given to you at the time of the sale.

You have the right to examine and cancel this contract. Upon its return, you are entitled to a full refund of all premiums paid. The cancellation deadline is the latest of:

  1. 10 days after you have received the contract
  2. 45 days from the date you completed PART 1 of the application
  3. 10 days from the date of delivery of this notice.

In determining whether or not to cancel your contract, you should consider, along with other factors such as the needs and other reasons which motivated you to purchase this contract, the projected cost and your ability to make the scheduled premium payments as stated in your contract. Please consult and review the Prospectus you have received. The Prospectus describes the deductions from payments before amounts are allocated to the subaccounts mentioned above.
These are:

  o A total yearly administration fee of $30.00 if premiums are paid annually, $32.00 if paid semi-annually, $36.00 if paid quarterly, or $48.00 if paid monthly

  o A deduction for sales load of not more than 30% in the first year, 10% in contract years 2 through 4, and 7.5% in contract years 5 and after

  o A risk charge of not more than 1.2% to guarantee the minimum death benefit

  o A deduction of not more than 2% for premium tax

  o For each $1,000.00 of face amount of insurance, a deduction from each premium in the first contract year for additional administration expenses of $5.00 if premiums are paid annually, $2.52 if paid semi-annually, $1.27 if paid quarterly, or $.43 if paid monthly.

  These deductions do not include premiums for extra mortality risks or optional insurance benefits.

Similar charges for many of the foregoing are made in all permanent life insurance policies but are not specified as to expense or amount.

If you decide to cancel your contract, complete the enclosed form and return it along with your contract. The postmark of the returned contract must be on or before the deadline described above.


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                                  INSTRUCTlONS
                              Please read carefully

If after reading the enclosed notice, you decide to return your contract for cancellation, you must:

   1. Sign and date the bottom portion of this form.

   2. Mail this notice together with your contract to:

      Pruco Life Insurance Company
      North Central Service Office
      P. O. Box 1143, Minneapolis, MN 55440

   3. Make certain that the postmark on the envelope is on or before the latest date permitted for cancellation as described in the enclosed notice.

   4. Check the box at the bottom if you have not yet received your contract when mailing this form.


                            TO BE FILLED OUT BY OWNER

To: Pruco Life

Pursuant to the terms of the notice previously furnished me by Pruco Life, I hereby return the contract numbered below for cancellation and request a full refund of all premiums paid by me. I release Pruco Life from any claims in connection with the sale or issuance of this contract and acknowledge that Pruco Life's only liability is the refund of the premiums paid for the contract.


--------------------------------------   --------------------------------------
Date                                     Signature of Contract Owner


                                         --------------------------------------
                                         Policy Number


                                         --------------------------------------
                                         Name of Insured (if other than owner)



[ ] I have not yet received the contract and, should it be received, I will return it to Pruco Life.


                                     II-97